Exhibit 16.1
April 27, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Chesapeake Granite Wash Trust (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Chesapeake Granite Wash Trust dated April 21, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma

Attachment